Exhibit 99.1

DeVry Education Group Declares Semi-Annual Dividend

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--May 9, 2014--DeVry Education Group (NYSE:DV), a global provider of educational services, announced that its board of directors has declared a semi-annual dividend on DeVry Group’s common stock of $0.17 per share. The dividend payment of $0.17 per share will be made on June 27, 2014, to common stockholders of record as of June 6, 2014.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryeducationgroup.com.

CONTACT:
DeVry Education Group
Investor & Media Contact:
Joan Walter
jwalter@devrygroup.com
(630) 353-3800